UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2011
AmeriGas Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania	19406

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 337-7000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On August 10, 2011, AmeriGas Partners, L.P., a Delaware limited partnership (the “Partnership”) and AmeriGas Finance Corp., a Delaware corporation (“Finance Corp.,” and, together with the Partnership, the “Issuers”), issued $450 million aggregate principal amount of the Issuers’ 6.25% Senior Notes due 2019 (the “Notes”) in an underwritten public offering. The Notes were issued pursuant to an indenture, dated as of January 20, 2011 (the “Base Indenture”), among the Issuers and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture, dated as of August 10, 2011 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes bear interest at the rate of 6.25% per annum, which is paid semiannually on February 20 and August 20 of each year, commencing on February 20, 2012, and mature on August 20, 2019. The Notes are senior unsecured joint and several obligations of the Issuers and rank pari passu with all of the Issuers’ existing and future senior debt. The Notes are structurally subordinated to all of the existing and future debt of the Partnership’s subsidiaries.
The Issuers may redeem some or all of the Notes at any time on or after August 20, 2015 at prices specified in the Indenture. The Issuers may also redeem up to 35% of the Notes on or prior to August 20, 2014 with the proceeds from a registered public equity offering at 106.25% of their principal amount plus accrued and unpaid interest to the redemption date. In the event of specific kinds of changes in control, the Issuers must offer to repurchase the Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest. The Issuers are subject to a number of financial and other covenants under the Indenture.
The Partnership is filing the Supplemental Indenture as Exhibit 4.1 to this Form 8-K. The Base Indenture was filed with the Securities and Exchange Commission on February 4, 2011 as Exhibit 4.1 to the Partnership’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2010. The Supplemental Indenture and the Base Indenture are incorporated herein by reference. The descriptions of the terms of the Indenture in this Item 1.01 are qualified in their entirety by reference to such Exhibits.
Additionally, as of 5:00 P.M., New York City time, on August 9, 2011 (the “Consent Deadline”), approximately $306.7 million aggregate principal amount of the Issuer’s 7 1/8% Senior Notes due 2016 (the “2016 Notes”), or 87.6% of the total principal amount of 2016 Notes outstanding, were tendered pursuant to the Partnership’s tender offer and consent solicitation commenced on July 27, 2011 (the “Tender Offer”). The Tender Offer will expire on August 23, 2011, unless extended by the Partnership.
2016 Supplemental Indenture
As a result of the receipt of the requisite consents pursuant to the Tender Offer prior to the Consent Deadline, AmeriGas Partners, L.P. and AP Eagle Finance Corp. have amended the indenture relating to the 2016 Notes (the “2016 Original Indenture”), which was dated January 26, 2006, by and among AmeriGas Partners, L.P., AP Eagle Finance Corp. and U.S. Bank National Association, as Trustee, by entering into a First Supplemental Indenture, dated August 9, 2011, by and among AmeriGas Partners, L.P., AP Eagle Finance Corp. and the Trustee (the “2016 Supplemental Indenture”). The 2016 Supplemental Indenture became effective upon acceptance of the Notes for purchase on August 10, 2011 and modifies or eliminates substantially all of the restrictive covenants in the 2016 Original Indenture, including limitations on incurring indebtedness, entering into sale and leaseback transactions, providing liens, making distributions, restrictions affecting the making of dividends and other payments by the Partnership and its restricted subsidiaries, and selling certain assets or merging with or into other companies.
The Partnership is filing the 2016 Supplemental Indenture as Exhibit 4.2 to this Form 8-K, which is incorporated herein by reference. The description of the terms of the 2016 Supplemental Indenture in this Item 1.01 is qualified in its entirety by reference to such Exhibit.
Item 3.03 Material Modification to Rights of Security Holders.
The information set forth above under the caption “2016 Supplemental Indenture” in Item 1.01 is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
Number	Description
4.1	Second Supplemental Indenture, dated August 10, 2011, among AmeriGas Partners, L.P., AmeriGas Finance Corp. and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture, dated August 9, 2011, among AmeriGas Partners, L.P., AP Eagle Finance Corp. and U.S. Bank National Association, as trustee.
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGAS PARTNERS, L.P.
Date: August 15, 2011	By:	/s/ Margaret M. Calabrese
		Name:	Margaret M. Calabrese
		Title:	Assistant Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Second Supplemental Indenture, dated August 10, 2011, among AmeriGas Partners, L.P., AmeriGas Finance Corp. and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture, dated August 9, 2011, among AmeriGas Partners, L.P., AP Eagle Finance Corp. and U.S. Bank National Association, as trustee.
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)